United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): February 18, 2011
S&T Bancorp, Inc. ____________________________________________________________ (Exact Name of Registrant as Specified in its Charter)
Pennsylvania _________________ (State or Other Jurisdiction of Incorporation)	0-12508 _________________ (Commission File Number)	25-1434426 _________________ (IRS Employer Identification No.)
800 Philadelphia Street, Indiana, PA __________________________________________ (Address of Principal Executive Offices)		15701 ___________________ Zip Code
Registrant's telephone number, including area code		(800) 325-2265
Former name or address, if changed since last report		Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 18, 2011, Thomas Brice, a director of S&T Bancorp, Inc. (the "Company") notified the Company of his intent to retire from the Board of Directors effective upon the expiration of his term at the Company's April 26, 2011 Annual Meeting of Shareholders. Mr. Brice's decision to retire and not stand for re-election was not the result of any disagreement between the Company and Mr. Brice on any matter relating to the Company's operations, policies or practices.

A copy of the Company's February 24, 2011 press release announcing Mr. Brice's retirement is attached as Exhibit 99.1 to this Form 8-K report.

Item 9.01 - Financial Statements and Exhibits (d) Exhibits: 99.1 Press Release announcing Director Brice's retirement from the Board of Directors of S&T Bancorp, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.
S&T Bancorp, Inc.
February 24, 2011	/s/ Mark Kochvar Mark Kochvar Senior Executive Vice President, Chief Financial Officer

Exhibit Index
Number	Description	Method of Filing
99.1	Press Release	Filed herewith